EXHIBIT  99.1

                         JOSHUA TREE CONSTRUCTION, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


In connection with Amendment No. 1 to the Annual Report of Joshua Tree Construction, Inc. (the "Company") on Form 10-KSB/A for the period ending December 31, 2001, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel Hoyng, the President, Chief Executive Officer and Principal Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

           (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                               /S/ DANIEL HOYNG
                                               ----------------
                                               Daniel Hoyng,
                                               CEO, Secretary and Principal
                                               Accounting Officer
December 26, 2002




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